UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 17, 2009
BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660

(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 262-2400.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 17, 2009, the Board of Directors (the “Board”) of Brooks Automation, Inc. (the “Company”) voted to accept the offer of the following named executive officers to reduce temporarily their base salaries in the amount of 10%, effective from March 1, 2009 through the balance of the fiscal year ending September 30, 2009 (the “Fiscal Year”): Martin S. Headley, Steven A. Michaud, and Thomas S. Grilk. In addition three other senior executives, Ralf K. Wuellner Shaun D. Wilson and William T. Montone, also voluntarily accepted such 10% reductions in base salary through the end of the Fiscal Year.
This action follows earlier compensation reductions implemented in February 2009, in which (a) the Board voted that no meeting fees will be paid to Board members through the balance of calendar year 2009 and (b) the Board voted to accept the offer of Robert J. Lepofsky to reduce temporarily his base salary from an annual rate of $650,000 to an annual rate of $550,000, for the balance of the Fiscal Year, as previously reported.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary

Date: March 19, 2009